UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) Of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2007
MAKEMUSIC, INC.
(Exact name of registrant as specified in its charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-26192 (Commission File Number)	41-1716250 (IRS Employer Identification No.)
7615 Golden Triangle Drive, Suite M
Eden Prairie, Minnesota 55344-3848
(Address of Principal Executive Offices) (Zip Code)
(952) 937-9611
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On January 19, 2007, the audit committee of MakeMusic, Inc. (the “Company”) determined that the Company will be required to restate its quarterly financial statements contained in its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, to correct a computational error in the diluted common shares outstanding and diluted income per common share for the three month period ended September 30, 2006. Adjusting for this error, for the three months ended September 30, 2006, the diluted common shares should have been 4,411,458 not 4,866,195 and the diluted income per common share should have been $0.19 not $0.17. As a result, the previously issued unaudited quarterly financial statements included in our Form 10-QSB for the quarter ended September 30, 2006, should no longer be relied upon. A restatement of these financial statements will be filed to correct this error.
     This matter has been discussed with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2007
MAKEMUSIC, INC.

	By	/s/ Karen L. VanDerBosch

Karen L. VanDerBosch Chief Financial Officer